EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Reports Q1 FY2022 Financial Results

43% year-over-year growth and continued positive operational cashflow

Management to host earnings call December 17th

Las Vegas, NV and Vancouver, B.C., Canada (December 16, 2021) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operator, is pleased to report its financial results for the first fiscal quarter ended October 31, 2021.

Q1 FY2022 Financial Summary (results expressed in $USD unless otherwise indicated):

•	Reported Q1 FY2022 revenue of $7.57 million a 43% increase over Q1 FY2021 revenue of $5.29 million;
•	Q1 FY2022 Gross profit of $3.49 million a 94% increase over Q1 FY2021 results of $1.8 million;
•	Q1 FY2022 Net Operating Profit of $0.32 million;
•	Q1 FY2022 Net Loss of $0.68 million;
•	Basic and Diluted loss per share of $0.01;
•	Positive Adjusted EBITDA of 0.82 million*;
•	Inventory of $3.37 million as of October 31, 2021;
•	At October 31, 2021, BaM had $7.43 million in cash and a working capital surplus of $8.36 million;
•	Total Assets were $48.98 million, Total Current Liabilities were $6.65 million and Total Liabilities were $14.58 million at October 31, 2021;
•	110,621,308 shares of common stock outstanding as of October 31, 2021 (113,349,464 as of December 14, 2021).

Operational Milestones for Q1 FY2022:

California:

•	Definitive agreement entered for acquisition of Seaside, California dispensary;
•	The Company took over management of Seaside dispensary operations effective December 1, 2021;
•	Approval of change in ownership received from the City of Seaside, California;
•	Manufacturing and Distribution facility in development stage with local approvals in process.

Nevada:

•	Optimized distribution license;
•	Electrical power upgrade project for Production facility began to provide increase in distillation capacity;

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Ohio:

•	Operation commencement of the NMG Ohio production facility;
•	Initial extracted products on dispensary shelves with an expanded product line in progress.

Arkansas:

•	Cultivation operations produced first flower with perpetual harvest operations established;
•	First flower sold from Body and Mind cultivation operations.

Michigan:

•	Continued vertical market expansion into Michigan;
•	The Company has leased a commercial building in Manistee, MI with the intent of developing a cultivation facility with 50,000 square feet of canopy as well as a production facility;
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Received state and local preapproval licenses, and building permits to advance a Phase 1 cultivation and production facility with approximately 25,000 square feet of indoor cultivation and 5,000 square feet of production/manufacturing;

•	Final drawings and contractor bids for Phase 1 Cultivation and Production in the evaluation process;
•	Received state and local preapproval licenses, and building permits to advance a dispensary facility; and
•	Construction near completion of a wholly owned dispensary in Muskegon, MI.

Illinois

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Announced the Company has management agreements with two entities that have been identified in the Illinois Department of Financial and Professional Regulation (IDFPR) results of the Social Equity Justice Lottery as recipients of Conditional Adult-Use Cannabis Dispensary Licenses (Conditional Licenses) in the greater Chicago-area zone; and

•	Final license awards by the Illinois Department of Financial and Professional Regulation (IDFPR) delayed due to litigation by other parties.

“These strong quarterly results and continued positive cash flow from operations reflect our commitment to lean, focused performance as we continue to add new accretive operations,” stated Michael Mills, CEO of BaM. “Supply chain issues with carbon dioxide delivery had a short-term effect of reduced wholesale biomass from Nevada cultivation operations which led to a “one off” decrease in revenue from our prior quarter. The wholesale supply chain issue has been mostly resolved, and our retail revenue increased quarter over quarter offsetting the wholesale reduction. Our growth strategy for FY2022 continues to advance with new operations and developing licenses. Our operations team has been working closely with the new Seaside dispensary as the Company has taken over operations. The Michigan Body and Mind branded dispensary is nearing final inspection with an opening anticipated in the next several weeks. The Michigan cultivation and production operations are nearing final planning stages with construction anticipated in early calendar 2022.”

*Adjusted EBITDA is a Non-GAAP metric used by management that does not have any standardized meaning prescribed by U.S. GAAP and may not be comparable to similar measures presented by other companies. Management defines the Adjusted EBITDA as the income (loss) from operations, as reported, before interest, taxes, and adjusted for removing other non-cash items, including the stock-based compensation expense, depreciation, and further adjustments to remove acquisition related costs or gains. Management believes Adjusted EBITDA is a useful financial metric to assess its operating performance on a cash adjusted basis before the impact of non-cash items and acquisition activities. The most comparable financial measure calculated and presented in accordance with U.S. GAAP is net income (loss) from operations, which was presented above prior to the Adjusted EBITDA figure.

The unaudited consolidated interim financial statements for the quarter ended October 31, 2021 are available on SEDAR and EDGAR and should be read in connection with this news release.

The Company will be hosting earnings call on Friday, December 17rd, 2021 at 10:30 AM Eastern

Participants can dial 1-888-664-6392 or 416-764-8659 and use confirmation number 65424098.

The earnings call with be available for replay until December 24, 2021 by dialing 416 764 8677 and entering replay number 424098 #.

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About Body and Mind Inc.

BaM is an operations focused multi-state operator investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas, Ohio and Michigan and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bodyandmind.com for more information.

Instagram:@bodyandmindBaM
Twitter: @bodyandmindBaM

For further information, please contact:

Investor Relations

Jonathan Paterson

+1 203 862 0492

Jonathan.Paterson@HarborAccessLLC.com

Skanderbeg Capital Advisors

+1 604 687 7130

info@skanderbegcapital.com

Company Contact:

Michael Mills
CEO
Tel: 800-361-6312
ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

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Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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